NewsLine
November 21, 2025
TO ALL MEMBERS:

2025 BOARD OF DIRECTORS ELECTION RESULTS:
THREE DIRECTORS ELECTED TO FOUR-YEAR TERMS;
MIKE PELL ELECTED BOARD CHAIR;
LEWIS DIAZ ELECTED BOARD VICE CHAIR

We are pleased to announce the results of the 2025 FHLB Cincinnati Board of Directors (Board) election. In this election, two Kentucky Member Directors and one at-large Independent Director were elected to the Board. From Kentucky, J. Wade Berry was re-elected and Timothy E. Barnes was newly elected. Danny J. Herron, Nashville, Tennessee was re-elected to serve as a Public Interest Independent Director. All three directors were elected to a four-year term commencing January 1, 2026, and expiring December 31, 2029.

KENTUCKY MEMBER DIRECTOR ELECTION RESULTS
In the Kentucky Member Director election, seven candidates ran for two open seats. The candidates receiving the highest number of votes were elected to the Board. The election results are provided below.

Number of eligible Kentucky voting members: 157
Total eligible voting shares to be cast per candidate: 985,963

J. Wade Berry (Elected)
President & CEO, Farmers Bank & Trust Company, Marion
Total voting shares received: 628,207

Timothy E. Barnes (Elected)
President & CEO, Hometown Bank and Hometown Bancshares, Inc., Corbin
Total voting shares received: 472,899

Thomas C. Stinnett
Chief Financial Officer, Stock Yards Bank & Trust, Louisville
Total votes received: 227,067

William J. Jones
Director, Independence Bank, Owensboro
Total votes received: 121,321

J. Jason Hawkins
President & CEO, First United Bank & Trust Co., Madisonville
Total votes received: 57,845

BUILDING STRONGER COMMUNITIES

Director Election
November 21, 2025

Ryan J. Ross
President & CEO, Kentucky Federal Credit Union, Lexington
Total votes received: 47,539

J. Michael Radcliffe
Chairman & CEO, Community Financial Services Bank, Benton
Total votes received: 43,404

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of the Public Interest Independent Director (PID), the Board nominated incumbent Danny J. Herron to run for the open seat. Mr. Herron meets the PID requirements of more than four years of experience representing consumer or community interests in banking services, credit needs, housing or consumer financial protection. Mr. Herron exceeded the 20 percent minimum regulatory requirement of voting shares eligible to be cast and is thereby elected to the Board.

Number of eligible voting members: 605
Total eligible voting shares to be cast per candidate: 9,553,670

Danny J. Herron (elected)
President & CEO, Habitat for Humanity of Greater Nashville, Tennessee
Total voting shares received: 3,140,133
Percent of voting shares cast: 32.9

The Board ratified election results and elected Michael P. Pell, President & CEO, First State Bank, Winchester, Ohio, to serve as Chair of the Board, and Lewis Diaz, Public Interest Independent Director, and Partner, Dinsmore & Shohl, LLP, Covington, Kentucky, to serve as Vice Chair of the Board. Mr. Pell will serve a one-year term, commencing January 1, 2026, to fill a one-year vacancy due to the reduction of Chair Nancy E. Uridil’s Board seat, effective December 31, 2025. Mr. Diaz will serve a two-year term commencing January 1, 2026.

In compliance with Federal Housing Finance Agency (FHFA) Order No. 2025-OR-B-9 mandating a board reduction of two Ohio Member Directors and one Independent Director with certain designated terms, the following directors will end their service on the Board at the close of business December 31, 2025:

•Ohio Member Directors Kathleen A. Rogers, whose current term expires 12/31/25.
•Ohio Member Director Robert T. Lameier, whose current term expires 12/31/27.
•Independent Director Nancy E. Uridil, whose current term expires 12/31/26.

The Board expresses its deep appreciation for the service and exemplary performance of each of these Directors during their tenures.

On behalf of the Board and staff, I would like to thank our members for participating in the director election, congratulate our newly elected and returning Directors, and thank our departing directors for their years of dedicated service to FHLB Cincinnati and the FHLBank System.

Andrew S. Howell
President and CEO